SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

January 17, 2008

Date of Report (Date of earliest event reported)

  BIOFIELD CORP.

(Exact name of registrant as specified in its charter)

000-27848

(Commission File Number)

Delaware	13-3703450
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

King of Prussia Business Center, Suite C

1019 West Ninth Avenue

           King of Prussia, PA 19406

 (Address of principal executive offices)

(215) 972-1717

(Registrant’s telephone number, including area code)

(Former name or former address,

if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.02.    Unregistered Sales of Equity Securities

On April 3, 2006, in accordance with, inter alia, the March 30, 2006 Stock Acquisition and Voting Trust Agreement between the MacKay Group (“MKG”) and David Long and his family members and affiliates, as approved by the prior Board of Directors of Biofield Corporation (the “Corporation”), MKG demanded that certain indebtedness of the Corporation to MKG in the amount of $1,729,727.50 (such amount, the “Converted Debt”) be converted into shares of capital stock of the Corporation, with such shares to be issued to James MacKay as MKG’s designee.  Mr. MacKay is the principal of MKG and is Chairman of the Board of the Corporation.  Following MKG’s demand, the Board of Directors of the Corporation authorized and approved the conversion of the Converted Debt into (i) 9,994,550 shares of common stock of the Corporation, par value $0.001 per share, at a conversion price of $0.05 per share and (ii) 12,300,000 shares of newly-designated voting preferred stock of the Corporation, par value $0.001 per share, at a conversion price of $0.10 per share.

On January 17, 2008, the Corporation issued 9,994,550 shares of common stock and 12,300,000 shares of voting preferred stock of the Corporation to Mr. MacKay to consummate the conversion of the Converted Debt.  Each share of voting preferred stock entitles the holder thereto to two (2) votes.  Accordingly, the conversion of the Converted Debt into shares of capital stock of the Corporation occurred as follows:

Amount of Converted Debt	Shares of Capital Stock of the Corporation to be Issued upon the Conversion (class of shares)	Conversion Price per Share
$499,727.50	9,994,550 shares of common stock, par value $0.001/share	$0.05/share
$1,230,000.00	12,300,000 shares of Voting Preferred Stock, par value $0.001/share	$0.10/share
$1,729,727.50 = Total

As a result of the issuance of common stock and voting preferred stock pursuant to the conversion of Converted Debt, Mr. MacKay became the holder of shares of the Corporation’s capital stock entitling him to approximately 51.96% of all of the votes entitled to be cast by stockholders of the Corporation on a fully-diluted basis (i.e., counting all outstanding options and warrants on an as-exercised basis).

Item 5.01.

Changes in Control of Registrant

As a result of the transaction described above in Item 3.02, Mr. MacKay became the holder of shares of the Corporation’s capital stock entitling him to approximately 51.96% of all of the votes entitled to be cast by stockholders of the Corporation on a fully-diluted basis (i.e., counting all outstanding options and warrants on an as-exercised basis).

Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective January 16, 2008, the Corporation’s Board of Directors appointed Michael J. Antonoplos as the Corporation’s Secretary.  Mr. Antonoplos has been the Corporation’s interim Chief Executive Officer and a member of the Corporation’s Board of Directors effective May 25, 2007.

Michael Yom has resigned as the Corporation’s Chief Operating Officer, effective January 21, 2008.

Item 5.03.

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 17, 2008, the Corporation filed a Certificate of Designation which designated all 12,300,000 authorized but undesignated shares of the Corporation’s preferred stock as a series of voting preferred stock, par value $0.001 per share.  The Certificate of Designation, the filing of which constitutes an amendment to the Corporation’s Fifth Amended and Restated Certificate of Incorporation, is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed in accordance with Item 601 of Regulation S-B:

EXHIBIT INDEX

Exhibit No.

Description

3.1

Certificate of Designation of Voting Preferred Stock

4240716 4240716

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 23, 2008

BIOFIELD CORP.

By:

/s/ Michael J. Antonoplos

Name:

  Michael J. Antonoplos

Title:     Chief Executive Officer

4